Exhibit 99.2

F&H Acquisition extends Fox & Hound tender offer

DALLAS, Feb. 17-- F&H Acquisition Corp. announced today that it has extended its $16.30 per share cash tender offer for all of the common stock of Fox & Hound not already owned by it or its subsidiaries to 12:00 Midnight, New York City time, on Friday, February 24, 2006. The tender offer was previously set to expire at 12:00 Midnight, New York City time, on Thursday, February 16, 2006. The extension of the tender offer is intended to provide additional time for F&H Acquisition Corp. to satisfy the Hart-Scott-Rodino Act condition. Pursuant to the merger agreement between Fox & Hound and F&H Acquisition Corp. (including certain of its affiliates), F&H Acquisition Corp. is permitted to extend the tender offer for one or more periods as reasonably necessary to permit a condition to be satisfied, in increments of not more than five business days each, if, at any scheduled expiration of the tender offer, any of the conditions to the tender offer shall not have been satisfied or waived.

As of the close of business on February 16, 2006, a total of 8,476,691 shares had been tendered in and not withdrawn from the offer, which, together with the shares owned by F&H Acquisition Corp. and its subsidiaries (including NPSP Acquisition Corp.), represents approximately 92% of the total shares outstanding of Fox & Hound.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES. THE SOLICITATION AND THE OFFER TO BUY FOX & HOUND'S COMMON STOCK IS ONLY BEING MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT F&H ACQUISITION CORP. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 2006, AS AMENDED JANUARY 13, 2006, JANUARY 27, 2006, JANUARY 31, 2006, FEBRUARY 3, 2006 AND FEBRUARY 8, 2006, AND PLANS TO AMEND PROMPTLY. FOX & HOUND STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS CAN OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE TENDER OFFER FREE AT THE SEC'S WEBSITE AT http://WWW.SEC.GOV OR FROM F&H ACQUISITION CORP. BY CONTACTING MACKENZIE PARTNERS, INC. TOLL-FREE AT 1-800-322-2885 OR COLLECT AT 1-212-929-5500 OR VIA EMAIL AT PROXY@MACKENZIEPARTNERS.COM.